Exhibit 99.1

Dunkin’ Brands Completes Securitization Refinancing

CANTON, Mass. (May 1, 2019) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) (the “Company”), the parent company of Dunkin’ and Baskin-Robbins, today announced that it has completed its previously announced refinancing transaction, with the placement by its special purpose subsidiary (the “Master Issuer”) of a new series of $1.85 billion of securitized notes (the “2019 Notes”).

The 2019 Notes include $1.7 billion Class A-2 Senior Secured Notes (“the Senior Notes”), which consist of three tranches with anticipated repayment dates of four and three quarter years ($600 million), seven years ($400 million), and ten years ($700 million). The Senior Notes will bear interest at a rate of 3.787 percent per annum for the four and three quarter year tranche, 4.021 percent per annum for the seven year tranche and 4.352 percent per annum for the ten year tranche, payable quarterly.

The proceeds from the placement of the Senior Notes will be used to prepay and retire all of the Company’s outstanding 2015 Class A-2 fixed rate senior secured notes (the “2015 Notes”) and to pay fees and expenses related to the issuance of the 2019 Notes. The Master Issuer will use approximately $1.68 billion of the proceeds from the transaction to prepay in full and retire the 2015 Notes.

The 2019 Notes also include a new $150 million variable funding note facility, which replaces the Company’s existing variable funding note facility.

The Master Issuer and its subsidiaries hold or have the right to receive payments on substantially all of the Company’s revenue-generating assets and will use cash flows generated from these assets to make interest and principal payments on the 2019 Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2019 Notes or any other security. The notes have not been, and will not be, registered under the

Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
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About Dunkin' Brands Group, Inc.
With more than 20,900 points of distribution in more than 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of fiscal 2018, Dunkin' Brands' 100 percent franchised business model included more than 12,800 Dunkin' restaurants and more than 8,000 Baskin-Robbins restaurants. Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations.  Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” or “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect management's analysis as of the date of this press release.  Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact(s):

Stacey Caravella (Investors) Sr. Director, IR & Competitive Intelligence Dunkin’ Brands Group, Inc. investor.relations@dunkinbrands.com 781-737-3200	Michelle King (Media) Sr. Director, Global Public Relations Dunkin’ Brands Group, Inc. michelle.king@dunkinbrands.com 781-737-5200